EXHIBIT 99p6

BennBridge US LLC

Regulatory Compliance Manual

Policies and Procedures

December 4, 2020

This Regulatory Compliance Manual is the property of BennBridge US LLC (“BennBridge” or the “Company”) and must be returned to the Company if an individual’s association with the Company terminates for any reason.

The content of this manual is confidential and should not be revealed to third parties without the consent of the Chief Compliance Officer. The policies and procedures set forth herein supersede previous manuals, policies, and procedures.

Copyright © 2020 BennBridge US LLC. All rights reserved.

Contents

CONFIDENTIALITY

The information contained herein includes proprietary, non-public information regarding BennBridge US LLC and its Participating Affiliates. As such, it is understood to be strictly confidential. Recipient agrees that receipt of this information commits Recipient to safeguard the information contained and agrees that it will not be disclosed to third parties unless authorized by BennBridge in writing or required by law as such disclosure could cause severe and actionable financial harm to BennBridge.

Introduction

This Regulatory Compliance Manual (the “Manual”) is intended to give Employees a general understanding of the regulatory rules and requirements that apply to BennBridge. It should be read in conjunction with BennBridge’s “Our Ways of Working” ethical framework and Risk and Compliance Framework as updated from time to time. The manual does not constitute legal advice.

All Employees must abide by all applicable policies and procedures contained in this Manual. The Manual should accurately reflect BennBridge’s business practices. Employees should speak to the CCO regarding any questions about the Manual, or if the Manual should be changed or updated. In addition, Employees should contact the CCO if they believe BennBridge’s disclosure documents, advisory contracts, or marketing materials appear inaccurate, incomplete, or out-of-date.

BennBridge US LLC is a registered investment adviser with the SEC. Bennbridge is a direct subsidiary of Bennelong Funds Management Group Pty Ltd (“Bennelong”). Bennelong owns a number of investment managers, including BennBridge Ltd. BennBridge has entered into an agreement with BennBridge Ltd whereby certain employees, officers and directors of BennBridge Ltd are directly or indirectly involved in the activities and services performed by BennBridge US LLC. BennBridge Ltd is a “participating affiliate entity” (“PAR Entity”) and certain employees, officers, and directors of the PAR Entity are deemed associated persons (“Associated Persons”) and must be abide by the applicable policies and procedures contained in the BennBridge Compliance Manual and Code of Ethics.

In developing this Manual, BennBridge considered the material risks associated with its operations. This risk evaluation process is ongoing, and the CCO will periodically review this Manual to ensure that BennBridge’s policies and procedures adequately address all applicable risks. Any material amendments to this Manual will be distributed to all Employees. New policies, guidance, and amendments may be issued by BennBridge’s CCO by email or orally before being formally incorporated into the Manual. Such communications are as valid and binding as the Manual’s written guidance.

Employees will be asked to acknowledge in writing that they have received, understand, and will abide by the policies and procedures contained in this Manual, upon commencement of employment, annually, and upon any material change to the Manual.

Capitalized terms are defined at the end of the Manual.

Code of Ethics

Background

Investment advisers are fiduciaries that owe their undivided loyalty to their clients. Investment advisers are trusted to represent clients’ interests in many matters, and advisers must hold themselves to the highest standard of fairness in all such matters.

Rule 204A-1 under the Advisers Act requires each registered investment adviser to adopt and implement a written code of ethics that contains provisions regarding:

1.     The adviser’s fiduciary duty to its clients;

2.     Compliance with all applicable Federal Securities Laws;

3.     Reporting and review of personal Securities transactions and holdings;

4.     Reporting of violations of the code; and

5.     The provision of the code to all supervised persons.

Risks

In developing these policies and procedures, BennBridge considered the material risks associated with administering the Code of Ethics. This analysis includes risks such as:

•	Employees do not understand the fiduciary duty that they, and BennBridge, owe to Clients;

•	Employees and/or BennBridge fail to identify and comply with all applicable Federal Securities Laws;

•	Employees do not report personal Securities transactions;

•	Employees trade personal accounts ahead of Client accounts;

•	Employees allocate profitable trades to personal accounts or unprofitable trades to Client accounts;

•	Violations of the Federal Securities Laws, the Code of Ethics, or the policies and procedures set forth in this Manual, are not reported to the CCO and/or appropriate supervisory personnel;

•	BennBridge does not provide its Code of Ethics to the RIC Client board of directors (or trustees) for initial approval, and/or within six months of material changes; and

•	BennBridge does not provide its Code of Ethics and any amendments to all Employees.

BennBridge has established the following guidelines to mitigate these risks.

Policies and Procedures

Code of Conduct, Fiduciary Standards, and Compliance with the Federal Securities Laws

At all times, BennBridge and its Employees must comply with the spirit and the letter of the Federal Securities Laws and the rules governing the capital markets. The CCO administers the Code of Ethics (or the “Code”). All questions regarding the Code should be directed to the CCO. Employees must cooperate to the fullest extent reasonably requested by the CCO to enable (i) BennBridge to comply with all applicable Federal Securities Laws and (ii) the CCO to discharge their duties under the Manual.

All Employees will act with competence, dignity, integrity, and in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers and fellow Employees. Employees must use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, trading, promoting BennBridge’s services, and engaging in other professional activities.

BennBridge expects all Employees to adhere to the highest standards with respect to any potential conflicts of interest with Clients. As a fiduciary, BennBridge must act in its Clients’ best interests. Neither BennBridge, nor any Employee should ever benefit at the expense of any Client. Notify the CCO promptly about any practice that creates, or gives the appearance of, a material conflict of interest.

Employees may not, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any RIC Client:

Employ any device, scheme, or artifice to defraud the RIC Client;

Make any untrue statement of a material fact to the RIC Client or omit to state a material fact necessary in order to make the statements made to the RIC Client, in light of the circumstances under which they are made, not misleading;

Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the RIC Client; or

Engage in any manipulative practice with respect to the RIC Client.

Reporting Violations

Improper actions by BennBridge or its Employees could have severe negative consequences for BennBridge, its Clients and Investors, and its Employees. Impropriety, or even the appearance of impropriety, could negatively impact all Employees, including people who had no involvement in the problematic activities.

Employees must promptly report any improper or suspicious activities, including any suspected violations of the Code of Ethics or the Federal Securities Laws to the CCO. Any reports of potential problems will be thoroughly investigated by the CCO. Any problems identified during the review will be addressed in ways that reflect BennBridge’s fiduciary duty to its Clients.

The CCO will report violations of this Code of Ethics to the RIC Client’s primary adviser’s compliance department as may be required by the Sub-Advisory Agreement or applicable laws and regulations.

An Employee’s identification of a material compliance issue will be viewed favorably. Retaliation against any Employee who reports a violation of the Code of Ethics in good faith is strictly prohibited and will be cause for corrective action, up to and including dismissal.

Violations of this Code of Ethics, or the other policies and procedures set forth in the Manual, may warrant sanctions including, without limitation, requiring that personal trades be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, suspending personal trading rights, imposing a fine, suspending employment (with or without compensation), making a civil referral to the SEC, making a criminal referral, terminating employment for cause, and/or a combination of the foregoing. Violations may also subject an Employee to civil, regulatory, or criminal sanctions. No Employee will determine whether they committed a violation of the Code of Ethics or impose any sanction against himself or herself. All sanctions and other actions taken will be in accordance with applicable employment laws and regulations.

Distribution of the Code and Acknowledgement of Receipt

BennBridge will distribute this Manual, which contains the Company’s Code of Ethics, to each Employee upon the commencement of employment, annually, and upon any change to the Code of Ethics or any material change to another portion of the Manual.

All Employees must acknowledge that they have received, read, understood, and agree to comply with BennBridge’s policies and procedures described in this Manual, including this Code of Ethics. Each Employee should complete the attached Compliance Manual Acknowledgement Form and submit the completed form to the CCO upon commencement of employment, annually, and following any material change to the Manual.

BennBridge will be required to seek the RIC Client’s board of trustee’s approval initially of the Code of Ethics, and within six months after the adoption of a material change to the Code of Ethics.

Conflicts of Interest

Conflicts of Interest may exist between various individuals and entities, including BennBridge, Employees, Clients and Investors. Any failure to identify or properly address a conflict can have severe negative repercussions for BennBridge, its Employees, and/or Clients and Investors. Additionally, the PAR Entity needs to ensure that BennBridge is aware of any conflicts of interest between PAR Entity Clients and BennBridge Clients as well as the PAR Entity itself and BennBridge Clients.

BennBridge’s policies and procedures have been designed to identify and properly disclose, mitigate, and/or eliminate applicable conflicts of interest. However, written policies and procedures cannot address every potential conflict, so Employees and Associated Persons must use good judgment in identifying and responding appropriately to actual or apparent conflicts. Conflicts of interest that involve BennBridge and/or its Employees on one hand, and Clients and/or Investors on the other hand, will generally be fully disclosed and/or resolved in a way that favors the interests of Clients and/or Investors over the interests of BennBridge and its Employees. If an Employee or Associated Person believes that a conflict of interest has not been identified or appropriately addressed, that Employee or Associated Person should promptly bring the issue to the CCO’s attention.

Personal Securities Transactions

All personal trading, directly or indirectly, in any security issued by a public or private company (or any derivative thereof) is prohibited unless such ownership is through investments in registered investment companies or broadly-based index products. Employees are permitted, however, to hold securities issued by public or private companies (and derivatives thereof) in discretionary accounts (i.e., accounts where an investment adviser instead of the Employee has discretionary trading authority), provided that the Employee first provides a copy of the discretionary account agreement to the Compliance Department and ensures that the discretionary account is electronically linked to the Firm’s staff declaration system, ‘ComplianceAlpha’.

Newly-employed Employee may be granted limited exceptions to the prohibition on trading in personal accounts to enable them to liquidate their personal portfolios in an orderly manner, subject in the case of each transaction to pre-clearance by the Compliance Department. All pre-cleared trades must be executed no later than 5:00 p.m. local time on the business day following the date preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.

Accounts Covered by the Policies and Procedures

BennBridge’s Personal Securities Transactions policies and procedures apply to all accounts holding any Securities over which Employees have any beneficial ownership interest, which typically includes accounts held by immediate family members sharing the same household, or non-Clients over which Employees exercise investment discretion. Immediate family members include children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships that meet the above criteria. For purposes of this Personal Securities Transactions section, the term Employee includes: (1) any employee who has access to nonpublic information regarding any Client’s trading or who is involved in making securities recommendations to Clients, or who has access to nonpublic securities recommendations; (2) all of BennBridge’s directors, officers, and partners; (3) any other person so designated by the CCO by notice to such person; and (4) any consultant, intern, or independent contractor hired or engaged by BennBridge that has access to BennBridge’s nonpublic securities recommendations.

It may be possible for Employees to exclude accounts held personally or by immediate family members sharing the same household if the Employee does not have any direct or indirect influence or control over the accounts, or if the Employee can rebut the presumption of beneficial ownership over family members’ accounts. Employees should consult with the CCO before excluding any accounts held by immediate family members sharing the same household.

Employees are required to on at least a quarterly basis, but within 10 days after a calendar quarter end, to inform the CCO of any new trading accounts opened during the preceding quarter including the name of the broker, dealer, or bank with whom the account was established; the date the account was established; and the date that the report was submitted by the Employee.

Reportable Securities

BennBridge requires Employees to provide periodic reports regarding transactions and holdings in all “Reportable Securities,” which include any Security, except:

•	Direct obligations of the Government of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end investment companies registered under the Investment Company Act of 1940, other than investment companies advised, sub-advised, or underwritten by BennBridge or an affiliate;

•	Interests in 529 college savings plans; and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies registered under the Investment Company Act of 1940, none of which are advised or underwritten by BennBridge or an affiliate.

Exchange-traded funds, or ETFs and exchange traded notes, or ETNs, are somewhat similar to open-end registered investment companies. However, ETFs and ETNs are Reportable Securities and are subject to the reporting requirements contained in BennBridge’s Personal Securities Transactions policy.

Any Employee who purchases or sells virtual currency or cryptocurrency coins or tokens that are being offered, or previously were offered, as part of an initial coin offering (“ICO”), should consult with the CCO as to whether such coins or tokens would be considered Securities for purposes of this policy. If the CCO determines, based on the structure of the ICO and relevant SEC guidance, that such coins or tokens should be considered Securities, the coins or tokens will be considered Reportable Securities for purposes of this policy. For the avoidance of doubt, virtual currency or cryptocurrency coins or tokens that were created outside the context of an ICO are not deemed Securities under this policy.

Pre-clearance of Certain Transactions in Personal Accounts

Every Employee must obtain pre-clearance from the Compliance Department in ComplianceAlpha before engaging in the following transactions in his or her Personal Account:

•	direct or indirect purchase or sale of beneficial ownership in a security in an initial public offering (as required under Rule 204A-1 of the Advisers Act); and

•	direct or indirect purchase or sale of beneficial ownership in a security in a limited offering, including (but not limited to) investments in hedge funds and private equity funds (as required under Rule 204A-1 of the Advisers Act).

Pre-clearance Procedures

Employees must have written clearance for all transactions involving Securities (except for Non-Reportable Securities), IPOs or Private Placements before completing the transactions. BennBridge may disapprove any proposed transaction, particularly if the transaction appears to pose a conflict of interest or otherwise appears improper. If clearance is granted for a specified period of time, the Employee receiving the approval is responsible for ensuring that his or her trading is completed before the clearance’s expiration.

Employees must use the attached Trade Pre-clearance Form to seek pre-clearance. All pre-clearance requests must be submitted to the CCO. The CCO will track pre-clearance requests.

Reporting

BennBridge must collect information regarding the personal trading activities and holdings of all Employees. Employees must submit quarterly reports regarding Securities transactions and newly opened accounts, as well as annual reports regarding holdings and existing accounts.

Quarterly Transaction Reports

Each quarter, Employees must report all Reportable Securities transactions in accounts in which they have a Beneficial Interest. Employees must also report any accounts opened during the quarter that hold any Securities (including Securities excluded from the definition of a Reportable Security). Reports regarding Securities transactions and newly opened accounts must be submitted to the CCO within 30 days of the end of each calendar quarter.

Employees may utilize the attached Quarterly Reporting Forms to fulfill quarterly reporting obligations. Alternately, Employees may instruct the institution hosting their accounts to send the CCO duplicate account statements. The CCO must receive all such statements within 30 days of the end of each calendar quarter. Any trades that did not occur through a broker-dealer, such as the purchase of a private fund, must be reported on the Quarterly Reporting Forms.

If an Employee did not have any transactions or account openings to report, this should be indicated on the Quarterly Reporting Forms within 30 days of the end of each calendar quarter.

Initial and Annual Holdings Reports

Employees must periodically report the existence of any account that holds any Securities (including Securities excluded from the definition of a Reportable Security), as well as all Reportable Securities holdings. Reports regarding accounts and holdings must be submitted to the CCO on or before February 14th of each year, and within 10 days of an individual first becoming an Employee. Annual reports must be current as of December 31st; initial reports must be current as of a date no more than 45 days prior to the date that the person became an Employee. Initial and annual holdings reports should be submitted using the attached Periodic Holdings Reporting Forms.

Initial and annual reports must disclose the existence of all accounts that hold any Securities, even if none of those Securities fall within the definition of a “Reportable Security.”

In lieu of completing the Reportable Securities section of the Periodic Holdings Reporting Form Employees may submit copies of account statements that contain all of the same information that would be required by the form and that are current as of the dates noted above. Employees should sign and date each such statement before submitting it to the CCO. Any Reportable Securities not appearing on an attached account statement must be reported directly on the Reportable Securities section of the Periodic Holdings Reporting Form.

If an Employee does not have any holdings and/or accounts to report, this should be indicated on the Periodic Holdings Reporting Form within 10 days of becoming an Employee and by February 14th each year.

Exceptions from Reporting Requirements

There are limited exceptions from certain reporting requirements. Specifically, an Employee is not required to submit:

•	Quarterly reports for any transactions effected pursuant to an Automatic Investment Plan; or,

•	Any reports with respect to Securities held in accounts over which the Employee had no direct or indirect influence or control, such as an account managed by an investment adviser on a discretionary basis.

Any investment plans or accounts that may be eligible for either of these exceptions should be brought to the attention of the CCO who will, on a case-by-case basis, determine whether the plan or account qualifies for an exception. In making this determination, the CCO may ask for supporting documentation, such as a copy of the Automatic Investment Plan, a copy of the discretionary account management agreement and/or a written certification from the unaffiliated investment adviser, and may provide Employees with the exact wording and a clear definition of "no direct or indirect influence or control" that the adviser consistently applies to all Employees. On a sample basis, the CCO may request reports on holdings and/or transactions made in the trust or discretionary account to identify transactions that would have been prohibited pursuant to BennBridge's Code, absent reliance on the reporting exception. Employees who claim they have no direct or indirect influence or control over an account are also required to complete the attached Exempt Accounts Certification upon commencement of their employment and on an annual basis thereafter.

Reliance on this independent or separately managed account exception is conditioned on BennBridge’s receipt of the attached Exempt Accounts Certification and other satisfactory documentary evidence (e.g., copy of advisory agreement, certification from adviser, etc.) as directed by the CCO. Employees should consult with the CCO before excluding any accounts, especially those held by immediate family members sharing the same household.

Personal Trading and Holdings Reviews

BennBridge’s Personal Securities Transactions policies and procedures are designed to mitigate any potential material conflicts of interest associated with Employees’ personal trading activities. Accordingly, the CCO will closely monitor Employees’ investment patterns to detect the following potentially abusive behavior:

•	Frequent and/or short-term trades in any Security;

•	Trading opposite of Client trades;

•	Personal trading in Securities also held by a RIC Client advised by BennBridge

•	Trading ahead of Clients; and

•	Trading that appears to be based on Material Nonpublic Information.

The CCO will review all reports submitted pursuant to the Personal Securities Transactions policies and procedures for potentially abusive behavior and will compare Employee trading with Clients’ trades as necessary. Upon review, the CCO will initial and date each report received, and will attach a written description of any issues noted. Any personal trading that appears abusive may result in further inquiry by the CCO and/or sanctions, up to and including dismissal. The President will monitor the CCO’s personal Securities transactions for compliance with the Personal Securities Transactions policies and procedures.

Disclosure of the Code of Ethics

BennBridge will describe its Code of Ethics in Part 2 of Form ADV and, upon request, furnish Clients and Investors with a copy of the Code of Ethics. The Code of Ethics will also be made available to RIC Clients and included as part of their registration statement filings. All Client requests for BennBridge’s Code of Ethics should be directed to the CCO.

Associated Persons

All Associated Persons are subject to the BennBridge Code of Ethics and Compliance Manual. Therefore, all Associated Persons need to submit the reports described in this Code regarding personal securities accounts, transactions, and holdings. Associated Persons must also comply with all pre-clearance requirements. Additionally, all Associated Persons must acknowledge that they have received, read, understood, and agree to comply with BennBridge’s policies and procedures described in this Manual, including this Code of Ethics. Each Associated Person should complete the attached Compliance Manual Acknowledgement Form and submit the completed form to the CCO upon commencement of employment, annually, and following any material change to the Manual.

BennBridge should have access to the personal securities trading records of Associated Persons.

Compliance Manual Acknowledgement Form

By signing below, I certify that I have received, read, understood, abided by, and will continue to abide by BennBridge’s Compliance Manual, which includes BennBridge’s Code of Ethics. I understand that any questions about BennBridge’s Manual (including the Code) should be directed to the CCO.

Signature:

Print Name:

Date:

Note: All Employees must also complete and submit the Annual Compliance Questionnaire Supplement that begins on the following page.

Initial:

Date:

Annual Compliance Questionnaire Supplement

Please answer the following questions accurately. If you mark any shaded boxes, explain your response in the space following the table.

Question	Yes	No
1. Are you or any members of your immediate family employed by a financial services company other than BennBridge?
2. Are you or any members of your immediate family employed by a company that provides products or services to BennBridge?
3. Do you or any member of your immediate family serve as a general partner or managing member for an investment-related pooled investment vehicle?
4. Do you or any members of your immediate family have some other business or personal relationship with, or substantive investment in, a financial services company or a company that provides products or services to BennBridge?
5. Do you or any members of your immediate family serve as trustee, executor, or in a similar capacity for any client or investor?
6. Do you or any members of your immediate family have any other business or personal relationship with any client or investor?
7. Are you or any members of your immediate family employed by any government?
8. Do you or any members of your immediate family serve as officers or directors of any organizations (including private companies, public companies, and not-for-profit organizations)?
9. Are you aware of any conflicts of interest that have not already been disclosed to the CCO involving BennBridge, you or your immediate family members, and any client or investor?
10. Have you complied with BennBridge’s requirements regarding the disclosure and approval of outside business activities?
11. Are you aware of any potentially material, non-public information that has not been previously disclosed to the CCO? (If yes, please indicate the capacity in which you received the information at the end of this form, but do not include the specific information in question on this form.)
12. Have you improperly transmitted proprietary information between BennBridge and any prior employers or other individuals or entities?
13. Have you reported all political contributions that you made in the past two years?

Initial:

Date:

Question	Yes	No

14.  In the past 10 years, have you been charged with or convicted of or plead guilty or no contest in a domestic, foreign, or military court to any:

•       Felony

•       Misdemeanor involving investments or an investment-related business, or any fraud, false statements, filings or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

15.  In the past 10 years, has any federal regulatory agency, the U.S. Postal Service, any state regulatory agency, or any foreign financial regulatory authority found you to have:

•        Made a false statement or omission, or been dishonest, unfair, or unethical?

•       Been involved in a violation of investment-related regulations or statutes?

•       Been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

16.  In the past 10 years, has any federal regulatory agency, the U.S. Postal Service, any state regulatory agency, or any foreign financial regulatory authority:

•       Entered an order or injunction against you in connection with an investment-related activity or the making of false representations?

•       Denied, suspended, or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?

17.  In the past 10 years, has any self-regulatory organization or commodities exchange found you to have:

•        Made a false statement or omission?

•       Been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC)?

•       Been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

18. In the past 10 years, has any self-regulatory organization or commodities exchange disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?
19. Has an authorization to act as an attorney, accountant, or federal contractor granted to you ever been revoked or suspended?
20. In the past 10 years, has any domestic or foreign court: • Enjoined or restrained you in connection with any investment or securities-related activity, or in connection with any false SEC filing?

Initial:

Date:

Question	Yes	No

•       Found that you were involved in a violation of investment-related statutes or regulations?

•    Dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?

21. Are you now the subject of any proceeding that could result in a “yes” answer to any of the preceding questions?

22.  Have you been convicted within ten years of any felony or misdemeanor:

•       In connection with the purchase or sale of any security;

•       Involving the making of any false filing with the SEC; or

•    Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

23.  Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

•       In connection with the purchase or sale of any security;

•       Involving the making of any false filing with the SEC; or

•    Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities?

24.  Are you subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); a federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

•        Bars you from association with an entity regulated by such commission, authority, agency, or officer;

•        Bars you from engaging in the business of securities, insurance or banking;

•        Bars you from engaging in savings association or credit union activities; or

•    Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years?

Initial:

Date:

Question	Yes	No

25.  Are you subject to an SEC order that:

•   Suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

•       Places limitations on your activities, functions or operations; or

•       Bars you from being associated with any entity or from participating in the offering of any penny stock?

26.  Are you subject to any order of the SEC within the past five years that orders you to cease and desist from committing or causing a violation or future violation of:

•      Any scienter-based anti-fraud provision of the federal securities laws; or

•     Section 5 of the Securities Act of 1933?

27. Have you been suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange, or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?
28. In the past five years have you filed (as a registrant or issuer), or were you named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?
29. In the past five years have you been subject to a U.S. Postal Service false representation order, or are you subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the U.S. Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

New employees should skip the remaining questions and explain any marks in shaded boxes below the table.
30. During the past 12 months, have you reported all personal securities transactions and reportable accounts in accordance with BennBridge’s reporting policies and any policy exceptions granted to you by the Compliance Department?
31. During the past 12 months, have you reported gifts and entertainment in accordance with BennBridge’s reporting policies?
32. During the past 12 months, have you traded on or improperly transmitted any material, non-public information?

Initial:

Date:

33. During the past 12 months, have you become aware of any violation of BennBridge’s Code of Ethics that you did not disclose to the CCO?
34. To the best of your knowledge, during the past 12 months, has BennBridge and its employees (including yourself) complied with the Company’s written policies and procedures?
35. Have you had any life events (i.e., birth of a child, marriage, divorce, children/parents moving in) occur over the last 12 months that resulted in accounts (i.e., 529 plans, spouse 401(k) accounts, etc.) that should be reported?

Please use the space below to explain any marks in shaded boxes. For each explanation, indicate the relevant question number. Use additional pages, as necessary.

By signing below, I certify that I have responded to the questions set forth in this Annual Compliance Questionnaire completely and accurately.

Print Name:	Date:

Signature:

Initial:

Date:

Trade Pre-clearance Form

Transaction Type: Buy / Sell / Short / Cover Short / Other (describe):

Security Name:

Security Type: Common Stock / Option / Debt / IPO / Private Placement / Other (describe):

Symbol or Identifier:

Number of Shares / Contracts / Principal Amount:

For Options, Indicate the Expiration Date:

Broker / Custodian:

Does the transaction involve an IPO or private placement?	Yes ☐	No ☐

If you are seeking to invest in a private fund, describe the fund’s investment strategy.

Pre-clearance sought through (date):

By signing below, I certify and acknowledge the following:

1.     I have no Material Nonpublic Information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy, confidentiality agreements or securities laws.

2.     The proposed transaction does not limit a Client’s investment opportunities or disadvantage a Client in any way.

3.     I am not contractually or legally prohibited from executing this transaction (e.g. I am not a restricted person under FINRA Rule 5130 or 5131)

Signature:	Date:

Print Name:

Approved / Disapproved (circle as applicable) by:

Signature	Date

Print Name

Quarterly Reporting Form: Transactions

For the Quarter Ended:_______________________

Number of Shares	Security Name	Type (common stock, bond, etc.)	Ticker or CUSIP	Buy / Sell	Principal Amount	Interest Rate / Maturity	Price	Date	Executed By (Broker- Dealer or Bank)

I certify that this form fully discloses all transactions of Reportable Securities in which I have a Beneficial Interest. I understand that I am presumed to have a Beneficial Interest in Securities transactions of immediate family members living in the same household.

Signature:     _________________________                    Print Name:    __________________                Date: _______________

Deliver to the CCO within 30 days of the end of each calendar quarter. Use additional sheets if necessary.

With respect to Section 16 of the Exchange Act, nothing in this report should be construed as an admission that the person making the report has a direct or indirect beneficial ownership interest in the Securities to which the report relates.

Quarterly Reporting Form: New Accounts

For the Quarter Ended:_______________________

Name of Broker-Dealer or Bank	Account Title	Account Number	Date Account was Established

I certify that this form fully discloses all Securities accounts opened during the calendar quarter noted above in which I have a Beneficial Interest. I understand that I am presumed to have a Beneficial Interest in Securities accounts of immediate family members living in the same household.

Signature:     _________________________                    Print Name:    __________________                Date: _______________

Deliver to the CCO within 30 days of the end of each calendar quarter. Use additional sheets if necessary.

Periodic Holdings Reporting Form: Accounts

Information is current as of: _______________________

Name of Broker-Dealer or Bank	Account Title	Account Number

I certify that this form fully discloses all of the Securities accounts in which I have a Beneficial Interest. I understand that I am presumed to have a Beneficial Interest in Securities accounts of immediate family members living in the same household.

Deliver to the CCO within 10 days of becoming associated with BennBridge, and by February 14th of each year. Use additional sheets if necessary.

Signature	Date

Print Name

Periodic Holdings Reporting Form: Reportable Securities

Security Name	Ticker or CUSIP (As Applicable)	Type (Common Stock, Bond, etc.)	Number of Shares or Principal Amount (As Applicable)

I certify that this form fully discloses all Reportable Security holdings in which I have a Beneficial Interest. I understand that I am presumed to have a Beneficial Interest in Securities holdings of immediate family members living in the same household.

Deliver to the CCO within 10 days of becoming associated with BennBridge, and by February 14th of each year. Use additional sheets if necessary.

Signature	Date

Print Name

Exempt Accounts Certification

To Chief Compliance Officer,

In accordance with Rule 204A-1 under the Investment Advisers Act of 1940 (the “Rule”), I am considered to be an “access person” of BennBridge Capital Management, LLC (“BennBridge”) and subject to the Rule’s terms and conditions. The Rule requires periodic reporting of my personal securities transactions and holdings to be made to BennBridge. However, as specified in the Rule, I am not required to submit any report with respect to securities held in accounts over which I have “no direct or indirect influence or control.”

I have retained a trustee or third-party manager (the “Manager”) to manage certain of my accounts. Following is a list of the accounts over which I have no direct or indirect influence or control (the “Accounts”):

Name of Broker, Dealer, or Bank	Account Name	Relationship to Manager (independent professional, friend, relative, etc.)

By signing below, I acknowledge and certify that:

•	I have no direct or indirect influence or control over the Accounts;

•	If my control over the Accounts should change in any way, I will immediately notify you in writing of such a change and will provide any required information regarding holdings and transactions in the Accounts pursuant to the Rule; and

•	I agree to provide reports of holdings and/or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Accounts at the request of BennBridge’s Chief Compliance Officer.

Access persons completing this certification on an annual basis, also acknowledge and certify the following:

•	I did not direct or suggest any purchases or sales of specific securities for the Accounts during the period Month_____ YEAR _____ to Month_____ YEAR ____;

•	Any discussions with the Manager about my Accounts related to general guidelines involving my investment objectives, risk tolerance and investment timeline.

Signature:

Name:

Date:

Insider Trading

Background

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of Material Nonpublic Information by such investment adviser or any associated person. In the past, the Federal Securities Laws have been interpreted to prohibit the following activities:

•	Trading by an insider while in possession of Material Nonpublic Information;

•	Trading by a non-insider while in possession of Material Nonpublic Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential;

•	Trading by a non-insider who obtained Material Nonpublic Information through unlawful means such as computer hacking; and

•	Communicating Material Nonpublic Information to others in breach of a fiduciary duty.

What Information is Material?

Many types of information may be considered material, including, without limitation, advance knowledge of:

•	Dividend or earnings announcements;

•	Expansion or curtailment of company or major division operations;

•	Merger, joint venture announcements;

•	New product/service announcements;

•	Discovery or research developments;

•	Criminal, civil and government investigations and indictments;

•	Bankruptcy or insolvency;

•	Tender offers and stock repurchase plans; and

•	Recapitalization plans.

Information provided by a company could be material because of its expected effect on a particular class of securities, all of a company’s securities, the securities of another company, or the securities of several companies. The prohibition against misusing Material Nonpublic Information applies to a wide range of financial instruments including, but not limited to, equities, bonds, warrants, options, futures, forwards, swaps, commercial paper, government-issued securities, and certain types of virtual currency or cryptocurrency coins or tokens that were created in connection with an initial coin offering or ICO.

Employees should consult with the CCO if there is any question as to whether nonpublic information is material.

What Information is Nonpublic?

Once information has been effectively distributed to the investing public, it is no longer nonpublic. However, the distribution of Material Nonpublic Information must occur through commonly recognized channels for the classification to change. In addition, there must be adequate time for the public to receive and digest the information. Non-public information does not change to public information solely by selective dissemination. The confirmation by an insider of unconfirmed rumors, even if the information in question was reported as rumors in a public form, may be nonpublic information. Examples of the ways in which nonpublic information might be transmitted include, but are not limited to:

•	In person;

•	In writing;

•	By telephone;

•	During a presentation;

•	By email, instant messaging, Bloomberg messaging, or text messaging; and

•	On a social networking site such as Facebook, LinkedIn or Twitter.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Nonpublic Information. Employees should consult with the CCO if there is any question as to whether material information is nonpublic.

Penalties for Trading on Material Nonpublic Information

Severe penalties exist for firms and individuals that engage in Insider Trading, including civil injunctions, disgorgement of profits and jail sentences.

Risks

In developing these policies and procedures, BennBridge considered the material risks associated with insider trading. This analysis includes risks such as:

•	Employees place trades in personal and/or Client accounts based on Material Nonpublic Information;

•	Employees pass Material Nonpublic Information on to others;

•	Employees are not aware of what constitutes Material Nonpublic Information;

BennBridge has established the following guidelines to mitigate these risks.

Policies and Procedures

Employees are strictly forbidden from engaging in Insider Trading, either personally or on behalf of BennBridge’s Clients. BennBridge’s Insider Trading Policies and Procedures apply to all Employees, as well as any transactions in any securities by family members, trusts, or corporations, directly or indirectly controlled by such persons. The policy also applies to transactions by corporations in which the Employee is an officer, director, or 10% or greater stockholder, as well as transactions by partnerships of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

Procedures for Recipients of Material Nonpublic Information

If an Employee has questions as to whether they are in possession of Material Nonpublic Information, they should inform the CCO as soon as possible. The CCO will conduct research to determine if the information is likely to be considered material, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in Insider Trading, an Employee:

•	Must immediately report the potential receipt of Material Nonpublic Information to the CCO;

•	Must not trade the securities of any company about which they may possess Material Nonpublic Information, or derivatives related to the issuer in question;

•	Must not discuss any potentially Material Nonpublic Information with colleagues, except as specifically required by their position; and

•	Must not conduct research, trading, or other investment activities regarding a security for which they may have Material Nonpublic Information until the CCO dictates an appropriate course of action.

If the CCO determines that the information is material and nonpublic, the CCO will prepare a written memorandum describing the information, its source, and the date that the information was received. The CCO may also maintain a list of these restricted securities (the “Restricted List”). BennBridge and its Employees will not place any trades in securities for which it has Material Nonpublic Information. Depending on the relevant facts and circumstances, the CCO may also take some or all of the following steps:

•	Review BennBridge’s Insider Trading policies and procedures with the affected Employee(s);

•	Initially ask the affected Employee(s) to execute written agreements that they will not disclose the potentially Material Nonpublic Information to others, including colleagues;

•	Require the affected Employee(s) to institute enhanced information security practices;

•	Review BennBridge’s Insider Trading policies and procedures with all Employees;

•	Remind the other Employees that they should take reasonable steps to avoid inadvertent receipt of the information;

•	Forbid other Employees from seeking to obtain the information; and

•	Conduct key word searches of Employees’ emails for the information in question.

Trading in affected securities may resume, and other responses may be adjusted or eliminated, when the CCO determines that the information has become public and/or immaterial. At such time, the CCO will amend the memorandum noted above as well as the Restricted List, as applicable to indicate the date that trading was allowed to resume and the reason for the resumption.

Selective Disclosure

Non-public information about BennBridge’s investment strategies, trading, and Client holdings may not be shared with third parties except as is necessary to implement investment decisions and conduct other legitimate business. Employees must never disclose proposed or pending trades or other sensitive information to any third party without the prior approval of the CCO. Federal Securities Laws may prohibit the dissemination of such information (as for instance the case with the RIC Clients), and doing so may be considered a violation of the fiduciary duty that BennBridge owes to its Clients.

Conducting Research

BennBridge’s portfolio management process is partially informed by external research obtained from third parties. BennBridge’s research process is focused on developing an in-depth understanding of companies, industries, relevant sectors, and market conditions. In carrying out its research, BennBridge does not seek to obtain Material Nonpublic Information and has adopted specific policies to ensure compliance with this objective and to mitigate and avoid the inadvertent receipt of Material Nonpublic Information.

Obtaining Research from other Third-Party Research Providers

Employees must obtain the prior written consent of the CCO prior to obtaining any research from a new third-party research provider. The CCO will perform appropriate due diligence of such third-party research providers to ensure such providers have adopted appropriate procedures to prevent the misuse of Material Nonpublic Information. When appropriate, BennBridge may require that the provider enter into a written agreement with BennBridge that includes representations relating to the misuse of Material Nonpublic Information. In addition, on at least an annual basis, BennBridge will take steps to verify that the relevant research provider continues to follow procedures to prevent the misuse of Material Nonpublic Information.

Communications with Public Company Insiders

Employees that wish to communicate with public company insiders must:

•	Only communicate with corporate executives and/or representatives of a company’s investor relations department. Any communications with other company insiders must be pre-approved by the CCO.

•	Schedule or coordinate all initial communications with corporate executives with a representative of a company’s investor relations department or a broker-dealer. Once an initial communication that was scheduled or coordinated by a representative of a company’s investor relations department has taken place, subsequent communications may take place without the involvement of the company’s investor relations department in a manner permitted by that company’s policies and procedures. Communications with corporate executives that are initiated through other channels must be pre-approved by the CCO.

•	Ensure that all in-person meetings or telephone calls with company insiders (whether pre-scheduled or not) are documented in a centralized log, calendar or other system to which the CCO has access. At a minimum, such documentation must record:

o	The name of the company;

o	The date and nature of the meeting or call;

o	The names of the Employees that participated in the meeting or call;

o	The names and titles of the company insiders that participated in the meeting or call; and

o	A brief description of the matters discussed with sufficient detail to enable the CCO to make a determination as to whether Material Nonpublic Information was disclosed in the communication.

The CCO reserves the right to chaperone such meetings or calls with company insiders at their discretion.

These procedures do not apply to:

•	Communications of a personal nature between an Employee and a company insider with whom the Employee has a pre-existing personal relationship; or

•	Communications that take place in a public forum or quasi-public forum; for example, on an earnings call or during a conference discussion at which attendance is not limited or exclusive.

Rumors

Creating or passing false rumors with the intent to manipulate securities prices or markets may violate the antifraud provisions of Federal Securities Laws. Such conduct is contradictory to BennBridge’s Code of Ethics, as well as the Company’s expectations regarding appropriate behavior of its Employees. Employees are prohibited from knowingly circulating false rumors or sensational information that might reasonably be expected to affect market conditions for one or more securities, sectors, or markets, or improperly influencing any person or entity.

This policy is not intended to discourage or prohibit appropriate communications between Employees of BennBridge and other market participants and trading counterparties. Employees should consult with the CCO regarding questions about the appropriateness of any communications.

Gifts and Entertainment

Background

Employees may generally give and receive gifts and entertainment, so long as such gifts and entertainment are not lavish or excessive, and do not give the appearance of being designed to improperly influence the recipient.

Risks

In developing these policies and procedures, BennBridge considered the risk that Employees would be improperly influenced by excessive gifts or entertainment. BennBridge also considered the risk that Employees would try to use gifts or entertainment to exert improper influence on another individual or entity. BennBridge established the following guidelines to mitigate these risks.

Policies and Procedures

Guiding Principles

BennBridge holds its Employees to high ethical standards and strictly prohibits any giving or receipt of things of value that are designed to improperly influence the recipient. Anti-bribery and anti-corruption statutes in the U.S. and the U.K. are broadly written, so Employees should consult with the CCO if there is even an appearance of impropriety associated with the giving or receipt of anything of value.

Specific Policies and Procedures

Employees’ Receipt of Entertainment – Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the entertainment is not lavish or extravagant in nature. If the estimated cost or value of the Employee’s portion of the entertainment is greater than $10, or the Employee has received entertainment twice or more in a month, then the Employee must report his/her attendance to the CCO by completing the attached Gifts and Entertainment Report.

Employees’ Receipt of Gifts – Employees must report their acceptance of gifts over $10 (either one single gift, or in aggregate on an annual basis) to the CCO by completing the attached Gifts and Entertainment Report.

BennBridge expects that it will bear the costs of Employee travel and lodging associated with conferences, research trips, and other business-related travel. If these costs are borne by a person or entity other than BennBridge they should be treated as a gift to the Employee for purposes of this policy.

Gifts such as holiday baskets or lunches delivered to BennBridge’s offices, which are received on behalf of the Company, do not require reporting. Promotional items valued at less than $100 that clearly display the giver’s company logo also need not be reported. Examples of promotional gifts include mugs, hats and umbrellas.

BennBridge’s Gift and Entertainment Giving Policy – BennBridge and its Employees are prohibited from giving gifts or entertainment that may appear lavish or excessive, and must obtain approval to give gifts or entertainment in excess of $200 to any Client, Investor, prospect, or individual or entity that BennBridge does, or is seeking to do, business with. Employees should seek approval by completing the attached Gifts and Entertainment Report.

Employees must consult with the CCO if there is any question as to whether gifts or entertainment need to be pre-cleared and/or reported in connection with this policy.

Gifts and Entertainment Given to ERISA Plan Fiduciaries – BennBridge is prohibited from giving gifts or entertainment with an aggregate value exceeding $250 per year to any ERISA plan fiduciary. Consequently, Employees must obtain approval before giving any gifts or entertainment to ERISA plan fiduciaries from the CCO by completing the attached Gifts and Entertainment Report.

Gifts and Entertainment Given to State and Local Pension Officials – BennBridge must be mindful that myriad state and municipal regulations exist around the exchange of gifts and entertainment with such officials. Accordingly, Employees must consult with the CCO before providing any gifts or entertainment in connection with the solicitation of state and municipal pension, and similar plans.

All Associated Persons must comply with these policies with regards to BennBridge Clients, prospective Bennbridge Clients and services involving BennBridge and its Clients.

Internal Controls

Gifts and Entertainment Tracking – The CCO will track Employees’ provision and receipt of gifts and entertainment. The CCO will also monitor any gifts and entertainment given or received by Associated Persons.

Gifts and Entertainment Report

I am (requesting / reporting) the (giving / receipt) of (a gift / entertainment). (circle as applicable) Describe the gift or entertainment:

Approximate cost or value (whichever is higher): ______________________

Third-party giver or recipient: ___________________________________________________________________________________

Describe any known relationship between the third-party giver or recipient and any public issuer or government entity:

Describe the relationship between the third party and yourself and/or BennBridge.

If known, describe the reason that the gift or entertainment was given or received:

List any other gifts or entertainment given by, or received from, the third party within the past 12 months, along with their approximate cost or value.

Is recipient a union official or otherwise associated with a Taft-Hartley Fund? Yes □ No □

Is recipient an ERISA plan fiduciary? Yes □ No □

Is recipient an officer, employee, or other “instrumentality” of a foreign government? Yes □ No □

Is the recipient a state or local pension official? Yes □ No □

Signature	Date

Print Name

Approved / Disapproved (circle as applicable) by:

Signature	Date

Print Name

Political Contributions

Background

Individuals may have important personal reasons for seeking public office, supporting candidates for public office, or making charitable contributions. However, such activities could pose risks to an investment adviser. For example, federal and state “pay-to-play” laws have the potential to significantly limit an adviser’s ability to manage assets and provide other services to government-related clients or investors.

Rule 206(4)-5 (the “Pay-to-Play Rule”) limits political contributions to state and local government officials, candidates, and political parties by:

•	Registered investment advisers;

•	Advisers that would be required to register with the SEC but for the “foreign private advisor” exemption provided by Section 203(b)(3) of the Advisers Act, or that are exempt reporting advisers;

•	Firms that solicit clients or investors on behalf of the types of advisers described above; and

•	“Covered associates” (as defined below) of the entities listed above.

The Pay-to-Play Rule defines “contributions” broadly to include gifts, loans, the payment of debts, and the provision of any other thing of value. The SEC’s enforcement staff has interpreted contributions to include substantive donations of an adviser’s communications networks and other resources. Rule 206(4)-5 also includes a provision that prohibits any indirect action that would be prohibited if the same action was done directly.

Restrictions on the Receipt of Advisory Fees

The Pay-to-Play Rule prohibits the receipt of compensation from a government entity for advisory services for two years following a contribution to any official of that “government entity”.1 This prohibition also applies to “covered associates” of the adviser.

A “covered associate” of an adviser is defined to include:

•	Any general partner, managing member or executive officer, or other individual with a similar status or function;

•	Any employee that solicits a government entity for the adviser, as well as any direct or indirect supervisor of that employee; and

•	Any political action committee controlled by the adviser or by any person that meets the definition of a “covered associate.”

_______________________

1        A government entity means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision, (ii) a pool of assets sponsored or established by the state or a political subdivision, agency, authority, or instrumentality thereof, (iii) a plan or program of a government entity; and (iv) officers, agents, or employees of the state or political subdivision, agency, authority, or instrumentality thereof, acting in their official capacity.

However, there is an exception available for contributions from natural persons of $150 per election, or $350 per election if the contributor is eligible to vote in the election. An exception is also available for otherwise prohibited contributions that are returned, so long as the contribution in question is less than $350, is discovered within four months of being given, and is returned within 60 days of being discovered. The exception for returned contributions is available no more than twice per calendar year for advisers with 50 or fewer employees; advisers with more than 50 employees can rely on this exception three times per calendar year. However, an adviser cannot rely on the exception for returned contributions more than once for any particular employee, irrespective of the amount of time that passes between returned contributions.

The restrictions on contributions and payments imposed by Rule 206(4)-5 can apply to the activities of individuals for the two years before they became covered associates of an investment adviser. However, for covered associates who are not involved in soliciting clients or investors, the look-back period is six months instead of two years.

Restrictions on Payments for the Solicitation of Clients or Investors

The Pay-to-Play Rule prohibits the compensation of any person to solicit a government entity unless the solicitor is an officer or employee of the adviser, or unless the recipient of the compensation (i.e., solicitation fee) is another registered investment adviser or a registered broker/dealer.

However, a registered investment adviser will be ineligible to receive compensation for soliciting government entities if the adviser or its covered associates made, coordinated, or solicited contributions or payments to the government entity during the prior two years.2

Restrictions on the Coordination or Solicitation of Contributions

The Pay-to-Play Rule prohibits an adviser and its covered associates from coordinating or soliciting any contribution or payment to an official of the government entity, or a related local or state political party where the adviser is providing or seeking to provide investment advisory services to the government entity.

Recordkeeping Obligations

The Advisers Act imposes recordkeeping requirements on registered investment advisers that have any clients or investors in Private Fund that fall within Rule 206(4)-5’s definition of a “government entity.” Among other things, advisers with “government entity” clients or investors must keep records showing political contributions by “covered associates” and a listing of all “government entity” clients and investors.

Guidance Regarding Bona-Fide Charitable Contributions

Charitable donations to legitimate not-for-profit organizations, even at the request of an official of a government entity, do not implicate Rule 206(4)-5.

________________________

2 FINRA adopted, and the SEC approved, FINRA Rules 2030 (Engaging in Distribution and Solicitation Activities with Government Entities) and 4580 (Books and Records Requirements for Government Distribution and Solicitation Activities) to establish “pay-to-play” rules and related rules regulating the activities of member firms that engage in distribution or solicitation activities for compensation with government entities on behalf of investment advisers, which became effective August 20, 2017.

Applicability of Rule 206(4)-5 to Different Types of Advisory Products and Services Being Offered

The Pay-to-Play Rule applies equally to:

•	Advisers that provide advisory services to a government entity (including, among other things, through the management of a separate account or through an investment in a pooled private fund); and

•	Advisers that manage a registered investment company (such as a mutual fund) that is an investment option of a plan or program of a government entity.

Risks

In developing these policies and procedures, BennBridge considered the material risks associated with Employees’ political contributions. This analysis includes risks such as:

•	Employees make political contributions that limit BennBridge’s ability to attract or retain government-related Clients or Investor;

•	BennBridge hires or promotes an individual into a role that meets the definition of a “covered associate” without considering the individual’s past political contributions;

•	BennBridge inadvertently violates “pay-to-play” regulations, or other applicable laws, because it is unaware of Employees’ political contributions, or of any solicitation or coordination of political contributions by others;

•	BennBridge obtains referrals for government entity Clients or Investor from individuals or entities that are not eligible “regulated persons,” or that have made disqualifying contributions; and

•	Past political contributions by new Employees limit BennBridge’s ability to market in certain state or local jurisdictions.

Policies and Procedures

Political contributions by BennBridge or Employees to politically connected individuals or entities with the intention of influencing such individuals or entities for business purposes are strictly prohibited.

If an Employee or any affiliated entity is considering making a political contribution to any state or local government entity, official, candidate, political party, or political action committee, the potential contributor must seek pre-clearance from the CCO using the attached Political Contribution Pre-clearance form. Employees should be aware that political contributions that may require pre-clearance include cash donations, as well as substantive donations of BennBridge’s resources, such as the use of conference rooms or communication systems. If pre-clearance is granted, it is valid for seven days before and after the intended contribution date. Any contributions outside of this date range require re-approval. The CCO will consider whether the proposed contribution is consistent with restrictions imposed by Rule 206(4)-5, and to the extent practicable, the CCO will seek to protect the confidentiality of all information regarding each proposed contribution.

The CCO will meet with any individuals who are expected to become “covered associates” to discuss their past political contributions. The review will address the prior six months for potential covered associates who will have no involvement in the solicitation of Clients or Investor; contributions for all other potential covered associates will be reviewed for the past two years.

Employees may make contributions to national political candidates, parties, or action committees without seeking pre-clearance as long as the recipient is not otherwise associated with a state or local political office.

All Associated Persons must comply with this Political Contributions policy.

Any political contribution by BennBridge, rather than its Employees, must be pre-cleared by the CCO irrespective of the proposed amount or recipient of the contribution. The CCO will maintain a chronological list of contributions in accordance with the requirements of the Pay-to-Play Rule, as well as a list of all Clients and Investors that meet the definition of a “government entity” for purposes of Rule 206(4)-5.

Political Contribution Pre-clearance Form

All contributions and payments must comply with applicable federal, state and local laws, rules and regulations.

Employee’s Name: ______________________________________ Title: _____________________________________

Name of person or entity making the contribution (if other than Employee): ____________________________________

Recipient’s Name: ______________________________________ Title: ______________________________________

List the office or position for which the recipient is running: __________________________________________

If the recipient currently holds a government office or position, list that office or position:

____________________________________

Proposed contribution amount (US dollar value): ____________________________________

If previous contributions have been made to the same candidate in the same election, list the aggregate amount of all previous contributions: ____________________________________

Are you eligible to vote for the candidate? Yes □ No □

Intended Date of Contribution: __________________________

Note: Pre-clearance will be valid for seven days before and after the intended date.

By signing below, I am attesting to the fact that I have not and will not, solicit contributions from others, or coordinate contributions to elected officials, current candidates, or political parties where BennBridge is providing or seeking government business.

Signature: _________________________________________

Approved / Disapproved (circle as applicable) by:

Signature	Date

Print Name

Complaints

Background

From time-to-time, despite its greatest efforts, BennBridge may receive complaints from Clients or Investor regarding BennBridge’s investment advisory services or related matters. BennBridge will strive to respond promptly and appropriately to all such complaints and will consider whether corrective actions should be taken in order to prevent additional problems.

Risks

In developing these policies and procedures, BennBridge considered the material risks associated with its response to Client and Investor complaints. This analysis includes risks such as:

•	Complaints are not reported;

•	Oral complaints are not addressed with the same level of diligence as written complaints;

•	Complaints concerning RIC Clients are not reported to the RIC Client;

•	Complaints are not addressed appropriately or in a timely manner; and

•	BennBridge does not document Client or Investor complaints, or its response to such complaints.

BennBridge has established the following guidelines to mitigate these risks.

Policies and Procedures

Any statement transmitted orally, in a letter, by fax, by email, or otherwise, that alleges specific inappropriate conduct by BennBridge is a complaint. While observations about market conditions or an account’s performance may not be complaints, Employees should consult with the CCO if there is any question as to whether a communication is a complaint.

All Employees must promptly report any complaints to the CCO. Failure to report a complaint will be cause for corrective action, up to and including dismissal. Employees receiving an oral complaint should document the complaint and should submit the completed written documentation when reporting the complaint.

Complaints regarding the RIC Clients must be reported to the Primary Adviser and the RIC Client’s fund distributor.

The CCO will investigate and respond to all Client and Investor complaints in a timely manner, will describe all complaints using the attached Complaint Log, and will retain copies of all documentation associated with each complaint in a Complaint File. The CCO may consult with Outside Counsel regarding the appropriate resolution of a complaint. Any offers of settlement, or actual settlements, may only be made with the written approval of the CCO.

Complaint Log

Client/Investor	Date Complaint Received	Oral or Written Complaint	Nature of Complaint	Employee(s) Involved	Potential $ Exposure	Third Parties Contacted by Client/Investor (if known)	Course of Action for Follow- Up/Resolution

Outside Business Activities

Background

Employees may, under certain circumstances, be granted permission to engage in outside business activities with public or private corporations, partnerships, not-for-profit institutions, and other entities. Employees may also be granted permission to participate in investment clubs. However, such activities can expose the participant to potentially Material Nonpublic Information and can create conflicts of interest.

Employees may be subject to compliance risks or conflicts of interest in connection with information or relationships associated with prior employment with other companies.

Risks

In developing these policies and procedures, BennBridge considered the risks posed by service with outside organizations and investment clubs, including potential conflicts of interest and access to Material Nonpublic Information. BennBridge also considered the risks posed by Employees’ past business relationships. BennBridge has established the following guidelines to mitigate these risks.

Policies and Procedures

Outside Business Activities

Employees are prohibited from engaging in outside business activities, serving on boards of directors, making investment decisions on behalf of non-Clients other than as reported pursuant to the Personal Securities Transactions policies and procedures, and participating in investment clubs without the prior written approval of the CCO. Approval will be granted on a case-by-case basis, subject to careful consideration of potential conflicts of interest, disclosure obligations, and any other relevant regulatory issues. Employees may use the attached Request for Approval of Outside Business Activities form to seek approval for the activities. The CCO will track Employees’ participation in such activities.

No Employee may utilize property of BennBridge, or utilize the services of BennBridge or its Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO. For this purpose, “property” means both tangible and intangible property, including funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property, proprietary processes, and ideas for new research or services.

An Employee may not participate in any business opportunity that comes to his or her attention as a result of his or her association with BennBridge and in which he or she knows that BennBridge might be expected to participate or have an interest, without:

•	Disclosing in writing all necessary facts to the CCO;

•	Offering the particular opportunity to BennBridge; and

•	Obtaining written authorization to participate from the CCO.

Any personal or family interest in any of BennBridge’s business activities or transactions must be immediately disclosed to the CCO. For example, if a transaction by BennBridge may benefit that Employee or a family member, either directly or indirectly, then the Employee must immediately disclose this possibility to the CCO.

No Employee may borrow from or become indebted to any person, business or company having business dealings or a relationship with BennBridge, except with respect to customary personal loans (such as home mortgage loans, automobile loans, and lines of credit), unless the arrangement is disclosed in writing and receives prior approval from the CCO. No Employee may use BennBridge’s name, position in a particular market, or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

Request for Approval of Outside Business Activities

Name and address of organization or group:

Organization’s or group’s primary business purpose:

Is the organization a publicly traded company?______________ If yes, list the stock symbol: ______________

Describe your anticipated role with the organization or group:

Describe any compensation you will receive:

Describe any known relationships between BennBridge and the organization in question, or any conflict(s) of interest you perceive regarding the outside business activity:

List any Employees of BennBridge who you know to be involved with the organization or group:

If approval is granted, I agree to:

•	Notify the CCO of any change in the above information;

•	Seek approval to retain my position if a private organization offers securities to the public or if a not-for-profit organization ceases to maintain its not-for-profit status;

•	Adhere to the Insider Trading policies and procedures of BennBridge and the organization or group, and not transfer any Non-public information between BennBridge and the organization or group; and

•	Avoid involvement in any arrangement between BennBridge and the entity and recuse myself of voting on such matters.

Signature	Date

Print Name

Approved / Disapproved (circle as applicable) by:

Signature	Date

Print Name

Duty to Supervise

Background

Pursuant to Section 203(e) of the Advisers Act, if an investment adviser fails to reasonably supervise an employee or any other person subject to the adviser’s supervision, and that person violates the Federal Securities Laws, then the SEC may censure, limit the activities of, or revoke the registration of the investment adviser. However, Section 203(e)(6) states that an investment adviser will not be deemed to have failed to reasonably supervise any person if the adviser:

•	Established procedures, and a system for applying such procedures, that would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person; and

•	Reasonably discharged the duties and obligations incumbent upon it by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with.

Risks

In developing these policies and procedures, BennBridge considered numerous risks associated with its duty to supervise. This analysis includes risks such as:

•	Employees engage in activities that violate the Federal Securities Laws;

•	Employees engage in activities that violate BennBridge’s internal policies and procedures;

•	Employees’ activities are not adequately monitored;

•	BennBridge does not periodically evaluate the adequacy of its internal controls, policies, and procedures; and

•	Violations of BennBridge’s internal controls or the Federal Securities Laws are not documented or properly resolved.

BennBridge has established the following guidelines to mitigate these risks.

Policies and Procedures

Compliance with the policies and procedures contained in this Manual assists BennBridge’s management in fulfilling its supervisory obligations. The policies and procedures included in this Manual are intended to prevent and detect violations of applicable laws, rules and regulations by Employees. Employees who are unfamiliar with any activities, or who require assistance carrying out their duties, are expected to consult with an appropriate supervisor. All Employees must comply with the letter, and the spirit, of this Manual, which includes the Code of Ethics. Additionally, because certain employees of the PAR Entity are deemed to be Associated Persons, they will comply with the applicable sections of this Manual to assist BennBridge with its supervisory duties.

Employees are expected to use good judgment, and to report any suspected violations of BennBridge’s policies or the Federal Securities Laws to the CCO.